Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 11, 2008, on our audit of the financial statements of Momentum Biofuels, Inc. as of December 31, 2007, which report is included in the Annual Report on Form 10-K for 2007 filed with the Securities and Exchange Commission on April 15, 2008.


/s/Malone & Bailey, PC

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www.malone-bailey.com
Houston, Texas

August 17, 2008